Press Information

15 December 2011

The new Mercedes-Benz SL

Lightweight, athletic, luxurious

Stuttgart – With the completely redeveloped SL, Mercedes-Benz continues a tradition that began 60 years ago. The letters "SL" have ever since been synonymous with a symbiosis of sportiness, style and comfort – and with groundbreaking innovations. The new SL has been produced for the first time almost entirely from aluminium and weighs up to 140 kilograms less than its predecessor. Its highly rigid all-aluminium bodyshell provides the basis for agile, sporty handling that has been taken to an entirely new level, coupled with exemplary roll characteristics and ride comfort. Even better driving dynamics come courtesy of the new BlueDIRECT engines; they are more powerful yet at the same time up to 29 percent more economical than the engines in the outgoing generation. Other new features include the unique Frontbass system, which turns the luxury sports car into a concert hall regardless of whether the top is open or closed, and the highly efficient adaptive windscreen wipe/wash system MAGIC VISION CONTROL; it supplies water from the wiper blade as required and depending on the direction of wipe.

Compared with its successful predecessor, the new Mercedes-Benz SL offers considerably more comfort and sportiness, setting new standards in the luxury roadster class. Added to which is uncompromising day-to-day suitability, which turns the SL into an incomparable all-rounder among sports cars. In short, anyone that talks about the new SL is bound to be talking about the ultimate in passionate, refined motoring.

Dr Dieter Zetsche, Chairman of the Board of Management of Daimler AG and Head of Mercedes-Benz Cars: "There are around 900 million cars in the world and thousands of models. But there are only a handful of automotive icons. Our SL is one of them: it has class, it has style, it is the ultimate in comfort and luxury. But it combines all that with incredible sportiness and dynamism. You would struggle to find a car that embodies Gottlieb Daimler's aspiration more perfectly than our new SL: the best or nothing."

Daimler Communications, 70546
Stuttgart/Germany Mercedes-Benz – A Daimler Brand

Lighter and more rigid: sophisticated all-aluminium bodyshell

The new-generation Mercedes-Benz SL takes the meaning of the famous letters "SL" – sporty, lightweight – literally. Consistent weight reduction is one of the most outstanding design characteristics in the new SL as was the case in its namesake, the original SL of 1952 with its lightweight tubular frame. For the first time Mercedes-Benz has implemented an all-aluminium bodyshell in a series-production model. Only very few components consist of other materials. The designers use the even lighter magnesium for the cover behind the tank. High-strength steel tubing is integrated in the A-pillars for safety reasons.

The new aluminium bodyshell weighs around 110 kilograms less than it would using the steel technology from the predecessor. "The effect is rather as if a heavyweight-class passenger had got out of the car" says Dr Thomas Rudlaff, responsible for the aluminium bodyshell at Mercedes-Benz. "The result is perceptible and measurable. Less weight means more dynamism and less consumption. In other words: the motoring enjoyment increases, the environmental burden sinks."

The aluminium structure is not only lighter but also proves superior to the predecessor's steel construction in terms of rigidity, safety and comfort. This is achieved thanks, among other things, to its intelligent lightweight construction with components optimised for their specific task. Thus, diverse processes are used to make different kinds of aluminium depending on the use the component is to be given: the parts are made by chill casting or vacuum die-casting, worked into extruded aluminium sections or into aluminium panels of different thicknesses. The result: high rigidity, high safety levels and better vibration characteristics.

Although the new SL is even more comfortable and has more assistance systems on-board than its predecessor and therefore does actually sacrifice some of the weight saved through the aluminium bodyshell, the scales show some astonishing figures: the new SL 500 (1.785 kg) weighs around 125 kilograms less than its predecessor. On balance, the SL 350 (1.685 kg) is even 140 kilograms lighter – all thanks to a host of other intelligent enhanced details to reduce weight, which Mercedes-Benz has also implemented in the new SL in addition to the aluminium bodyshell.

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Mercedes-Benz – A Daimler Brand

Driving pleasure: frugal, powerful engines and agile suspension

Powerful while accelerating, effortlessly superior across all speeds, nimble on winding roads – the new SL provides ample driving pleasure. Apart from the powerful engines, the sportily tuned yet comfortable suspension, which also boasts intelligent lightweight construction, proves outstanding. For instance, the steering knuckles and spring links on the front axle are also made out of aluminium to reduce the unsprung masses. The same also applies to virtually all the wheel location components on the rear axle.

The new SL is available with two different suspension systems: the SL features semi-active adjustable damping as standard. The optional active suspension system ABC (Active Body Control) is available as an alternative.

Both suspension variants are combined with a new electromechanical Direct-Steer system featuring speed-sensitive power steering and a ratio that can be varied across the steering wheel angle. This ensures excellent straight-line stability and, therefore, a high degree of assuredness when travelling at motorway speeds and makes the SL very agile. It also reduces the amount of steering required when parking and manoeuvring.

The new V8 in the SL 500 develops 320 kW (435 hp) from its displacement of 4663 cc and thus around 12 percent more than its predecessor despite some 0.8 litres less displacement. The fuel consumption has been reduced by up to 22 percent. At the same time, the torque has increased from 530 Nm to 700 Nm – a gain of 32 percent. Although the displacement remains the same at 3499 cc, the new V6 engine in the new SL 350 develops 225 kW (306 hp) and delivers 370 Nm of torque. It uses just 6.8 litres of fuel per 100 kilometres, making it almost 30 percent more economical than its predecessor. Both engine variants come with a standard-fit ECO start/stop function. The 7G-TRONIC PLUS automatic transmission, which has been optimised in relation to fuel consumption and comfort, also contributes to the exemplary, low fuel consumption. The fuel economy of the BlueDIRECT engines takes nothing away from the roadster's raciness. Quite the contrary: the SL 350 accelerates from 0 to 100 km/h in 5.9 seconds, making it three tenths of a second faster than its predecessor. The SL 500 takes just 4.6 seconds –eight tenths less than the previous SL 500.

Daimler Communications, 70546 Stuttgart/Germany
Mercedes-Benz – A Daimler Brand

Interior: aesthetic, stylish, sporty

The new SL combines its aesthetically honed profile, which follows the Mercedes-Benz tradition, with a luxurious feel. Fine materials, perfectly finished with great attention to detail, distinguish the style and character of the interior.

Compared with its predecessor, the new generation of the SL is much longer 4612 mm (+50 mm) and wider 1877 mm (+57 mm), providing more room for more comfort in the interior, too. Shoulder room (+37 mm) and elbow room (+28 mm) have been increased, exceeding the dimensions normally found in this vehicle class. Clear lines create a formally coherent internal space within this comfortable interior. Generously used wood trim extends from the centre console across the dashboard into the doors, creating a pleasant wrap-around effect. Three types of wood along with two different aluminium trim finishes are available. Perfectly in tune with the roadster's character, it combines the unpretentious atmosphere of a high-performance sports car with a comfortable, stylish ambience one comes to expect in a luxurious touring car.

Design: classic SL proportions

The designers have brought the latest generation of the SL unmistakably to life on the basis of tradition but added new perspectives and visions. The result is a stylishly sporty and elegant luxury sports car with the classic hallmark SL balanced proportions: the long bonnet gives way to a compact passenger compartment that is set well back. A wide, powerful rear end giving the impression of raciness provides the finishing touch. A handful of elaborately styled lines define the powerfully sculpted and yet calm surfaces of the flanks. Finely worked details, a striking rear end as well as ventilation grilles with chromed fins from the dynamic traditional Mercedes-Benz design heritage visually emphasise the SL legend.

An upright classic sports car radiator grille clearly marks out the new SL visually as a prestigious member of the current Mercedes-Benz sports car family. The centrally positioned star is a contemporary reinterpretation of the famous trademark, which now extends into the centre section with its organically flowing contours.

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Mercedes-Benz – A Daimler Brand

Dynamically slanting headlamps set well to the outside flank the striking front end and give the new roadster its own unmistakable face. The headlamps come as standard with the Intelligent Light System (ILS). With five different lighting functions that are tailored to typical driving and weather conditions, and are activated depending on the driving situation, they offer the driver a much better illuminated field of vision. The striking sidelights and the horizontal strip of the daytime running lamps in the far ends of the bumper feature LED technology.

Vario-roof: MAGIC SKY CONTROL as an option

The sixth generation of the SL also offers a vario-roof that can be retracted into the boot using an electrohydraulic mechanism to save space, which converts the SL in a few seconds into a roadster or a coupé, depending on the driver's wishes and the weather. Unlike its predecessor, three versions are available for the new SL: painted, with glass roof or with the unique panoramic vario-roof with MAGIC SKY CONTROL. The transparent roof switches to light or dark at the push of a button. When light it is virtually transparent, offering an open-air experience even in cold weather. In its dark state the roof provides welcome shade and prevents the interior from heating up in bright sunlight. The frame of the three roof versions is made of magnesium, making the roofs around six kilograms lighter than the roof on the predecessor, thus providing a lower centre of gravity for the vehicle and, in turn, better agility.

The engineers have refined the operating mechanism for the roof and boot lid. It now takes less than 20 seconds to open or close the roof completely.

Aerodynamics: new standards

The design of the new SL not only meets high aesthetic demands but it also boasts exemplary aerodynamic qualities.

As such, the roadster merits best marks in its segment in four important disciplines:

  With the lowest drag coefficient (cd = 0.27 in the SL 350);

  With the lowest wind noise that is virtually on a par with a closed saloon;

  With the best comfort for open-top motoring so that you can still have the roof down even at high speed;

  With virtually no accumulation of dirt on the side windows.

Daimler Communications, 70546 Stuttgart/Germany
Mercedes-Benz – A Daimler Brand

Two world premieres: Frontbass and MAGIC VISION CONTROL

With two innovations, the new SL remains true to its tradition as technological trendsetter:

  MAGIC VISION CONTROL is a new, intelligent and highly efficient wipe/wash system. The innovative wiper blade concept always applies the washer fluid just in front of the wiper blade lip via the channels integrated into the blade – in both directions of wipe. As a result, no water is splashed onto the windscreen during spraying to disrupt the driver's visibility, while at the same time cleaning the windscreen perfectly. The water also remains on the windscreen, thus ensuring it is cleaned without troubling the occupants, even with the roof down. For the first time a fully heated wiper blade is available as an option that prevents snow or ice from forming on the blade in winter. This heating function also allows warm water to be applied directly onto the windscreen for the first time, even in cold temperatures.

  The likewise unique Frontbass system intelligently uses the free spaces in the aluminium structures in front of the footwell as resonance spaces for the bass loudspeakers. As a result the new SL features clear, crisp bass sounds that make possible a concert hall ambience even with the top down, and frees up space in the doors.

Both innovations are part of the extensive standard equipment of the new SL.

HANDS-FREE ACCESS: 'kick' to open

The HANDS-FREE ACCESS system is another Mercedes-Benz innovation which provides hands-free, contactless operation of the boot lid. The driver simply moves their foot in the vicinity of the rear bumper. Mercedes-Benz is the only car maker to offer a system which not only automatically opens the boot lid but closes it as well.

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Mercedes-Benz – A Daimler Brand

The safest roadster

Thanks to the crash-optimised aluminium structure, standard-fit PRE-SAFE® and assistance systems on the same high level as the S-Class, the SL is the world's safest roadster. The rigid aluminium bodyshell forms a sturdy passenger compartment along with precisely defined deformation zones in the front and rear ends. In the event of the vehicle overturning, A-pillars made out of a mix of steel and aluminium and two roll-over bars protect the passenger compartment. The restraint systems including the two-stage driver and front passenger airbags have been further developed. A headbag integrally covers the side head-impact area. An additional thorax airbag in the seat backrest can protect the upper body in the event of a side impact. Another new feature is the crash-responsive NECK-PRO head restraints developed by Mercedes-Benz which are fitted as standard in the SL.

An active bonnet and a front end with a large, yielding impact area help ensure pedestrian protection.

A safety highlight is the unrivalled anticipatory occupant protection system PRE-SAFE® developed by Mercedes-Benz which is fitted as standard. If the system detects a serious risk of an accident, it reflexively activates precautionary protective measures for the vehicle occupants, so that the seat belts and airbags are able to fulfil their protective function to the full during an impact.

Additional post-crash measures supplement the integral safety concept and facilitate rapid assistance: regardless of the severity of the impact, the doors can be automatically unlocked after an accident, the interior lighting activated and the side windows lowered by 50 millimetres to ventilate the interior more effectively. The steering wheel can also be moved upwards.

Standard: ATTENTION ASSIST AND ADAPTIVE BRAKE

In the new SL too, a unique combination of driver assistance systems helps prevent accidents. These include the standard-fit drowsiness detection system ATTENTION ASSIST and the ADAPTIVE BRAKE. The latter features ABS, acceleration skid control (ASR) and active yaw control, and offers comfort and convenience functions in addition to safety functions.

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The ADAPTIVE BRAKE works in conjunction with the equally adaptive brake lights. In emergency braking situations, it warns vehicles behind with flashing brake lights.

PRE-SAFE® Brake: autonomous partial and emergency braking in response to a serious risk of a rear-end collision

As an option DISTRONIC PLUS proximity control and PRE-SAFE® Brake, which is already well proven in other Mercedes-Benz models, are available. Both work on the basis of the same radar sensors. Once a serious risk of a rear-end collision is detected, the PRE-SAFE® Brake warns the driver initially and can initiate autonomous braking if the driver fails to react, and so either prevent the accident or at least mitigate its severity. PRE-SAFE® can also activate occupant protection measures.

Active Parking Assist: automatically manoeuvred into a parking space

The Active Parking Assist is new in the SL. Using ultrasound sensors it can identify parking spaces and automatically steer the vehicle into the space while parking.

Infotainment: COMAND with internet access

Even in the entry-level variant, the new Mercedes-Benz SL comes with the "Cockpit Management and Data System" COMAND. Functionality includes Bluetooth telephony along with simpler operation of the car phone. COMAND Online with internet access and DVD changer is also available as an option. It provides unlimited web browsing while the vehicle is stationary along with high-speed access to a Mercedes-Benz online service – for instance requesting a weather report or a special destination search. There is also the option of sending individual destinations and routes via Google Maps to the vehicle.

For the first time, Mercedes-Benz is also offering new apps for the new SL: in addition to a free news app and a Facebook app, there are optional Mercedes-Benz apps for share prices and a car park finder. A Yelp app to look for restaurants is available for the US market.

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Mercedes-Benz – A Daimler Brand

Both COMAND versions feature a high-resolution TFT colour display with 17.8 cm diagonal (800 x 480 pixels) at the side next to the instrument cluster. This screen arrangement prevents the driver from being distracted as far as possible.

The new SL can be ordered from 15 December 2011. The prices including 19% VAT are as follows:

SL 350 BlueEFFICIENCY:       93,534.00 euros
SL 500 BlueEFFICIENCY:       117,096.00 euros

To coincide with the launch of the new SL, Mercedes-Benz will also be offering a special-edition model, the "Edition 1", for a limited period. The "Edition 1" is superbly equipped and comes as standard with a panoramic vario-roof, AMG bodystyling, sports suspension, AMG 19-inch light-alloy wheels, designo nappa leather with contrasting topstitching, AIRSCARF, heated seats, electric draught-stop, ambient lighting and Harman/Kardon® Logic7® surround sound system and much more. The designo crystal silver magno special paintwork is available exclusively for the "Edition 1", along with trim in wave or deep white aluminium. Depending on the basic model, the extra charge is between 19,028.10 euros and 22,598.10 euros.

Contacts:

Michael Allner, tel.: +49 (0)711 17-75846, michael.allner@daimler.com
Wolfgang Zanker, tel.: +49 (0)711 17-75847, wolfgang.zanker@daimler.com

Information about Mercedes-Benz is available online:
www.media.daimler.com and www.mercedes-benz.com

Daimler Communications, 70546 Stuttgart/Germany
Mercedes-Benz – A Daimler Brand